 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GreenHunter Resources, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-4864036 (I.R.S. Employer Identification No.)

1048 Texan Trail Grapevine, Texas (Address of Principal Executive Offices)	76051 (Zip Code)

2008 GreenHunter Resources, Inc. Long Term Incentive Plan

2010 GreenHunter Resources, Inc. Long Term Incentive Plan

2013 GreenHunter Resources, Inc. Long Term Incentive Plan

(Full Title of the Plan)

Morgan F. Johnston

Senior Vice President and General Counsel

GreenHunter Resources, Inc.

1048 Texan Trail

Grapevine, Texas 76051

(Name and Address of Agent For Service)

(469) 293-2641

(Telephone Number, Including Area Code, of Agent For Service)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	14,000,000 shares	$ 0.64	$8,960,000	$1,041.15
(1)

Pursuant to rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of plan interests to be offered and sold pursuant to the Plan.

(2)

Represents shares of Registrant’s common stock offered or to be offered pursuant to the 2008, 2010 and 2013 GreenHunter Resources, Inc. Long Term Incentive Plans (the “Plan”).   In accordance with Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued pursuant to the Plan to prevent dilution from stock splits, stock dividends, recapitalizations or similar transactions.

(3)

Estimated solely for purposes of calculating the registration fee under Rule 457(h) under the Securities Act based upon the average of the high and low sale prices of such common stock as reported on the NYSE MKT, LLC on March 17, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to participants in the GreenHunter Resources, Inc. Long Term Incentive Plan  as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

The following documents are hereby incorporated by reference in this Registration Statement (other than any portions of such documents that are merely furnished to the Securities and Exchange Commission):

●	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014, as amended by Form 10-K/A, filed with the SEC on October 17, 2014;

●

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 12, 2014, and for the quarterly period ended June 30, 2014, filed with the SEC on August 11, 2014 and for the quarterly period ended September 30, 2014, filed with the SEC on November 12, 2014;

●

our Current Reports on Form 8-K filed on January 21, 2014, February 4, 2014, February 24, 2014, March 6, 2014, March 31, 2014, April 1, 2014, May 6, 2014, June 30, 2014, July 22, 2014, August 4, 2014, August 20, 2014, August 22, 2014, September 4, 2014, September 9, 2014, October 31, 2014, December 23, 2014, January 26, 2015, February 5, 2015 and March 17, 2015;

●	The description of our common stock included in the Form 8-A filed on December 21, 2007, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (but this shall not include any document that is merely furnished to the Securities and Exchange Commission).

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

GreenHunter Resources, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, which we refer to as the DGCL, provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court or Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation, as amended, and bylaws limit the liability of its directors and officers to the fullest extent permitted under the DGCL. Our certificate of incorporation, as amended, specifies that the directors and officers will not be personally liable for monetary damages for breach of fiduciary duty as a director or officer. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the DGCL for us to indemnify such director or officer.

The indemnification provisions contained in our bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain insurance on behalf of our directors and officers insuring them against certain liabilities that may be asserted against them in their capacities as directors or officers or arising out of such status.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits

All Exhibits are listed in the Exhibit Index at the end of this Part II.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, on March 20, 2015.

GREENHUNTER RESOURCES, INC.

By:	/s/ Gary C. Evans
Gary C. Evans, Chairman and Interim CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary C. Evans and Morgan F. Johnston, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary C. Evans Gary C. Evans	Chairman of the Board and Interim Chief Executive Officer	March 20, 2015

/s/ Kirk J. Trosclair Kirk J. Trosclair	Executive Vice President and Chief Operating Officer	March 20, 2015

/s/ Ron McClung Ron McClung	Senior. Vice President and Chief Financial Officer	March 20, 2015

/s/ Morgan F. Johnston Morgan F. Johnston	Senior Vice President, General Counsel and Secretary	March 20, 2015

/s/ Roy E. Easley Roy E. Easley	Director	March 20, 2015

/s/ Julie E. Silcock Julie E. Silcock	Director	March 20, 2015

/s/ Ronald H. Walker Ronald H. Walker	Director	March 20, 2015

The Plan.   Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Grapevine, State of Texas, on March 20, 2015.

GREENHUNTER RESOURCES, INC. LONG TERM INCENTIVE PLAN
as Plan Administrator

By:	/s/ Gary C. Evans
Gary C. Evans, Chairman and Interim Chief Executive Officer

EXHIBIT INDEX

4.1	Certificate of Incorporation of GreenHunter Resources, Inc. (incorporated by reference from the Company’s Form 10 filed on August 21, 2007)

4.1.1	Amendment to the Certificate of Incorporation of GreenHunter Resources, Inc. (incorporated by reference from the Company’s Form 10 filed on August 21, 2007)

4.2	Bylaws of GreenHunter Resources, Inc. (incorporated by reference from the Company’s Form 10 filed on August 21, 2007)

4.2.1	Amendment to Bylaws of GreenHunter Resources, Inc. (incorporated by reference from the Company’s proxy statement on Schedule 14A filed on September 3, 2009)

4.3	Form of Warrant Agreement by and between the Company and purchasers of securities, dated November 14, 2013 (incorporated by reference to the Company’s Form 8-K, dated November 19, 2013)

4.4	Form of Warrant Agreement by and between the Company and purchasers of securities, dated September 19, 2013 (incorporated by reference to the Company’s Form 8-K, dated September 24, 2013)

4.5	Form of Warrant Agreement between the Company and Gary C. Evans, dated December 12, 2013 (incorporated by reference to the Company’s Form 8-K, dated December 12, 2013)

4.6	Form of Warrant Agreement by and between the Company and purchasers of securities, dated February 28, 2014 (incorporated by reference to the Company’s Form 8-K, dated February 28, 2014)

4.7

Amended and Restated Certificate of Designations of the 10% Series C Cumulative Preferred Stock (the “Series C Preferred Stock”) (incorporated by reference from the Company’s Current Report on Form 8-K filed on April 30, 2012)

4.7.1

Certificate of Correction to the Amended and Restated Certificate of Designations of the Series C Preferred Stock (incorporated by reference from the Company’s Current Report on Form 8-K filed on July 26, 2012)

4.7.2

Certificate of Correction to the Amended and Restated Certificate of Designations, Rights, Number of Shares and

Preferences of the 10% Series C Cumulative Preferred Stock (incorporated by reference to the Company’s Form 10-K, dated April 5, 2013)

4.8	Form of Senior Debt Indenture (previously filed with the Company’s Registration Statement on Form S-3 filed on August 11, 2014)

4.8.1	Form of Senior Debt Security (previously filed with the Company’s Registration Statement on Form S-3 filed on August 11, 2014)

4.9	Form of Subordinated Debt Indenture (previously filed with the Company’s Registration Statement on Form S-3 filed on August 11, 2014)

4.9.1	Form of Subordinated Debt Security (previously filed with the Company’s Registration Statement on Form S-3 filed on August 11, 2014)

5.1	Opinion of Morgan F. Johnston, Esquire*

23.1	Consent of Hein & Associates LLP, independent registered public accounting firm*

23.2	Consent of Morgan F. Johnston, Esquire (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on the signature page hereto)